SETTLEMENT, NON-COMPETITION AND RELEASE AGREEMENT

This Settlement, Non-Competition and Release Agreement (“Settlement and Release Agreement”) is dated as of this 19th day of September, 2007 and is between Proliance International, Inc. (the “COMPANY”) and David Albert (the “EMPLOYEE”).

WHEREAS, the EMPLOYEE has had an employment relationship with the COMPANY;

WHEREAS, the COMPANY wishes to ensure that EMPLOYEE does not compete with the COMPANY following the termination of such employment as provided herein; and

WHEREAS, the parties desire to compromise and settle any and all matters that have arisen between them with respect to such employment and the termination thereof, upon the terms hereinafter set forth.

NOW THEREFORE, in consideration of the mutual promises of the parties and other valuable and sufficient consideration, and intending hereby to compromise and settle any and all such matters, the parties hereto agree as follows:

1. EMPLOYEE’s employment with the COMPANY will terminate as of September 19, 2007, and he will perform no services for the COMPANY thereafter; provided, that the EMPLOYEE shall be reasonably available for a period of three months following the date hereof to answer questions or provide other transitional information to the COMPANY. EMPLOYEE hereby irrevocably tenders, and the COMPANY hereby accepts, EMPLOYEE’s resignation from all officer positions with the COMPANY and all officer and director positions with the COMPANY’s subsidiaries, in each case effective September 19, 2007.

2. In settlement of any and all possible claims that arise or might arise, the COMPANY will pay EMPLOYEE such compensation and provide such benefits for EMPLOYEE as follows:

A.	EMPLOYEE will receive severance pay in accordance with the terms of the Proliance International, Inc. Executive Severance Plan.
B.	For purposes of the COMPANY’s Pension Plan, 401k savings plan, Stock Option Plan, and annual incentive plan, EMPLOYEE will no longer be deemed to be an “employee” as of September 19, 2007.
C.	EMPLOYEE will receive all rights and benefits he has earned and accrued under the Proliance International, Inc. 401k Savings Plan, and the Proliance International, Inc. Pension Plan.
D.	On or before September 30, 2007, EMPLOYEE will be paid his accrued and earned but not used vacation.
E.

During the period EMPLOYEE is receiving severance payments under the Executive Severance Plan he shall be provided with group health insurance benefits as if he were still an “employee” in that the COMPANY shall make payment of such amounts under COBRA as are required to maintain existing group health insurance coverage (less amounts payable by EMPLOYEE had he remained employed by the COMPANY). However, these benefits will be reduced to the extent that EMPLOYEE receives comparable benefits from any other source during his severance period.

F.

In consideration for the release and non-competition and non-solicitation obligations of EMPLOYEE contained herein, the COMPANY shall pay EMPLOYEE a cash payment in the amount of $50,000.00 gross immediately upon expiration of the seven day period set forth in paragraph 4 hereof.

3. Except as described in paragraph 2 of this Settlement and Release Agreement, EMPLOYEE expressly admits, acknowledges and agrees that no other payments shall be made by the COMPANY to him and that he has no entitlement to, or any right to make any claim for, any additional payments by the COMPANY of any kind or nature or under any circumstances whatsoever.

4. This Settlement and Release Agreement is revocable by EMPLOYEE for seven (7) days after it is signed by him. This Settlement and Release Agreement shall not be effective or enforceable until the period for revocation has expired.

5. As a material inducement to the COMPANY to enter into this Settlement and Release Agreement, EMPLOYEE hereby covenants and agrees that, without the written consent of the Chief Executive Officer of the COMPANY, at no time during the period of two (2) years immediately following the termination of the EMPLOYEE’s employment will he for himself or on behalf of any other person, partnership, company or corporation, directly or indirectly, acquire any financial or beneficial interest in (except as provided in the next sentence), provide consulting or other services to, be employed by, or own, manage, operate or control any entity engaged in the vehicle parts business similar to the business engaged in by the COMPANY or its subsidiaries at the time of such termination of employment. Notwithstanding the preceding sentence, the EMPLOYEE will not be prohibited from owning not more than five percent (5%) of any publicly traded corporation, whether or not such corporation is in competition with the COMPANY. For purposes of this Agreement, the phrase “the vehicle parts business similar to the business engaged in by the COMPANY or its subsidiaries at the time of such termination of employment” shall mean the design, manufacture, distribution or marketing of any of the following: (i) radiators, radiator cores, heater cores, air conditioning parts (including condensers, compressors, accumulators and evaporators) and other heat exchange products for the automotive and light truck aftermarket or (ii) radiators, radiator cores, charge air coolers, charge air cooler cores, oil coolers, condensers, cooling modules and other specialty heat exchangers for the heavy duty and marine markets.

6. As a material inducement to the COMPANY to enter into this Settlement and Release Agreement, EMPLOYEE hereby covenants and agrees that, at all times during his employment and for a period of three (3) years immediately following the termination thereof, the Employee will not directly or indirectly employ or seek to employ any person or entity employed at that time by the COMPANY or any of its subsidiaries, or otherwise encourage or entice such person or entity to leave such employment.

7. As a material inducement to the COMPANY to enter into this Settlement and Release Agreement, EMPLOYEE hereby releases, for himself and for his heirs, executors, administrators, successors and assigns, the COMPANY and its current and former parents, affiliates, subsidiaries, partners, stockholders, and their current and former officers, directors, employees, agents, representatives, successors and assigns, from any and all liabilities whatsoever, including, but not limited to, any claim for any compensation or benefits specifically arising directly or indirectly out of his employment relationship with the COMPANY, and from any rights, claims in law or equity for wrongful discharge, discriminatory treatment under any local, state or federal law, regulation or order (including without limitation the Age Discrimination in Employment Act of 1967 (“ADEA”) the Civil Rights Act of 1964, the Civil Rights Act of 1866, the State of Connecticut Human Rights and Opportunities Law, the Employee Income Security Act of 1974, the Americans With Disabilities Act of 1992) personal injury, contract, defamation, mental anguish, injury to health and/or personal reputation and any other claim arising out of his employment with the COMPANY or the termination of his employment or under any other facts or circumstances whatsoever. The release of claims in this Settlement and Release Agreement shall extend to claims of any nature whatsoever, including claims that are known or unknown, suspected or unsuspected. This release shall not effect any rights of EMPLOYEE under this Settlement and Release Agreement, or any pension rights and benefits EMPLOYEE has earned or accrued under the Proliance International, Inc. 401k Savings Plan, and the Proliance International, Inc. Pension Plan and shall not effect any worker’s compensation rights and benefits available to the EMPLOYEE.

8. EMPLOYEE agrees and covenants not to initiate a lawsuit or commence any sort of action or proceedings against the COMPANY or its current and former parents, affiliates, subsidiaries, partners, stockholders, or their current and former officers, directors, employees, agents, representatives, successors and assigns at any time in the future based on any right or claim that arose or could have arisen on or before the effective date of this Settlement and Release Agreement; provided however, that nothing in this Settlement Agreement shall preclude EMPLOYEE from filing a charge of discrimination with the U.S. Equal Employment Opportunity Commission (“EEOC”) or an analogous state or local agency, although EMPLOYEE hereby waives any right to recover damages, including but not limited to attorneys’ fees, in connection with any such action or an action initiated on EMPLOYEE’s behalf by a third-party.

9. EMPLOYEE recognizes that during the course of, and for the purpose of his employment, by the COMPANY he was informed of or helped originate proprietary information, some of which was confidential; and that the COMPANY considers at least the following types of information to be confidential and the property of the COMPANY: proposed inventions, engineering designs, new product plans and market studies, manufacturing know-how, prices and pricing strategies, profit margins and financial performance reports and financial performance targets, names and addresses of suppliers, customers and consultants, and customer problems, preferences, needs and complaints. EMPLOYEE also recognizes that there may be other types of confidential information, such as that which is proprietary to others and provided to the COMPANY under a secrecy agreement. The EMPLOYEE agrees to immediately return any such confidential information in his possession to COMPANY; agrees to hold and protect in strict confidence and to not use or disclose for any purpose to any person who is not then an employee of the COMPANY, any of the COMPANY’s confidential or proprietary information;

and further agrees not to cause or assist any other person to use, publish or disclose any of said information, except, however, such of the foregoing information as shall have become generally available to the public without any action, cause or fault of the EMPLOYEE’s.

10. EMPLOYEE agrees that during the two year period following the date of this Settlement and Release Agreement EMPLOYEE will not: (a) offer, perform, or attempt to perform services for any other person, firm or corporation if any of those services would use or disclose or cause disclosure of any of the confidential or proprietary information described in paragraph 9 above, and thereby would assist or benefit competition against any line of the COMPANY’s business; or (b) cause, assist or encourage any solicitation of a customer or supplier of the COMPANY for a transaction in competition with the COMPANY. In the event that during the severance or other applicable period, EMPLOYEE engages in any of the conduct proscribed by this paragraph or by paragraphs 5, 6, 9 or 17 hereof, EMPLOYEE’s severance payments will cease, and the COMPANY shall be entitled to recover any such payments previously made in accordance with this Settlement and Release Agreement.

11. This Settlement and Release Agreement shall be governed by and construed under the laws of the State of Connecticut.

12. The provisions of this Settlement and Release Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Settlement and Release Agreement shall survive the termination of any arrangements contained herein.

13. EMPLOYEE acknowledges that he is entering into this Settlement and Release Agreement knowingly and voluntarily, that he fully understands all of its provisions, and that he has been advised of his right to consult with an attorney prior to signing this Settlement and Release Agreement. This Settlement and Release Agreement constitutes the entire understanding of the parties, and cannot be modified except by a writing signed by both parties.

14. EMPLOYEE acknowledges receiving this Settlement and Release Agreement on September 18, 2007 and that EMPLOYEE has twenty-one (21) days from that date to consider the terms of the Settlement and Release Agreement.

15. EMPLOYEE and the COMPANY also agree that in the event of a breach of this Settlement and Release Agreement by either party, the prevailing party shall be entitled to reasonable attorney fees and costs for enforcement of this Settlement and Release Agreement.

16. This Settlement and Release Agreement shall not in any way be construed as an admission by the COMPANY that it has acted wrongfully with respect to EMPLOYEE in connection with his employment with or termination of employment from the COMPANY.

17. EMPLOYEE will refrain from making disparaging remarks about the COMPANY, and its executives and the COMPANY will refrain from making disparaging remarks about the EMPLOYEE.

18. EMPLOYEE will have no right to defer receipt of any payment provided herein or to alter the form of any such payments.

(Signature Page to Follow)

IN WITNESS WHEREOF, the undersigned have executed this Settlement and Release Agreement as of the date first above written.

/s/ David Albert	9/19/07
EMPLOYEE	Date

PROLIANCE INTERNATIONAL, INC.
By:	/s/ Jeffrey Jackson	Sept. 19, 2007
	Name	Date

Vice President
Title